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                                  Exhibit 10.14

                                 LEASE AGREEMENT

This Lease Agreement, dated the 18th day of December 2000, by and between JAMES
M. SALAR, as he is trustee of the JMS Realty Trust under a Declaration of Trust dated August 8, 1986 and recorded with the Essex South District Registry of Deeds in book 8546 at page 472, having a business address at 650 Sanctuary Drive, Boca Raton, Florida 33431 (hereinafter referred to as "Landlord") and SCANSOFT, INC., a Delaware corporation, having a business address at 9 Centennial Drive, Peabody, Massachusetts 01960 (hereinafter referred to as "Tenant")

                              W I T N E S S E T H:

WHEREAS, by a Lease made as of the 30th day of April 1991 (hereinafter referred to as the "Xerox Lease") and modified by a Lease Amendment dated as of the 29th day of March 1996 (hereinafter referred to as the "Xerox Amendment"), Landlord leased to Xerox Corporation certain premises known as 9 Centennial Park Drive, City of Peabody, County of Essex, Commonwealth of Massachusetts, including 37,636 rentable square feet of space in a Building more fully described in the Xerox Lease (hereinafter referred to as the "Premises");

WHEREAS, in or about February 1999, Xerox Corporation purported to assign to Tennant the Xerox Lease as modified, and thereafter Tenant has occupied the Premises as a subtenant; and

Whereas Landlord and Tenant desire to enter into a new lease of the Premises effective as of July 31, 2000, when the Xerox Lease as modified expires, subject to the following terms and conditions;

NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, paid by each party in hand to the other, the receipt and sufficiency whereof is hereby acknowledged, Landlord and Tenant do hereby agree as follows:

         1. Except as otherwise expressly provided in this Lease Agreement, all provisions of the Xerox Lease as modified by the Xerox Amendment are incorporated by this reference.

         2. The definitions of "Tenant" in the Xerox Lease and the Xerox Amendment are deleted, and the above definition of "Tenant" is substituted.

         3. Paragraph 2 of the Xerox Lease and paragraph 1 of the Xerox Amendment are deleted, and the following is substituted:

             "The term of this Lease is a period of five (5) years, commencing August 1, 2001 and ending on July 31, 2006, both dates inclusive."

         4. Paragraph 3 of the Xerox Lease and paragraph 4 of the Xerox Amendment are deleted, and the following is substituted:

             "The annual rental shall be the applicable amount specified in the following subparagraphs (a) through (d).
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             "(a) The rental for the first year of the rent shall be $395,178.00 per annum ($32,931.50 per month).
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             "(b) The rental for the second year of the term shall be computed as of August 1, 2002 and shall be the product of the rental for the first year of the term multiplied by the larger of the integer one
             (1) or the Cost of Living Factor as defined in the following subparagraph (d) calculated using Base Index Number from July 2000.

             "(c) The rental for each of the third through the fifth years of the term shall be computed as of the first day of each of those years and shall be the product of the rental for the immediately preceding year multiplied by the larger of the integer (1) or the Cost of Living Factor as defined in the following subparagraph (d) calculated using a Base Index Number from the month of the Current Index Number used in the last preceding calculation of rental hereunder.

             "(d)The `Cost of Living Factor' shall be computed as follows using the Boston Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor: (i) The index number indicated in the row entitled `all items' for the month specified in subparagraph (b) or (c) (whichever is applicable) shall be the `Base Index Number'; and the corresponding index number for the last month published prior to the computation using the Cost of Living Factor shall be the `Current Index Number'. (ii) The Cost of Living Factor shall be the sum of the integer one (1) and the increase of the Current Index Number over the Base Index Number expressed as a percentage. To calculate such percentage increase, subtract the Base Index Number from the Current Index Number and divide the difference by the Base Index Number. (iii) If publication of the index hereinbefore referred to shall be discontinued, computation of the Cost of Living Factor shall thereafter be based on the most comparable statistics published by either an agency of the United States or a responsible financial periodical of recognized authority. In that event, or in the event that the index ceases publishing statistics for Boston or for `all items' or ceases publishing such figures monthly, the method of computation hereinbefore specified shall be equitably adjusted so as to carry out the intent of this subparagraph as nearly as possible in the circumstances. (iv) Any dispute between the parties concerning a claimed error in computation of the Cost of Living Factor or the selection of `comparable statistics' or the equitable adjustment of the method of computation shall be resolved by arbitration pursuant to paragraph 50."

         5. The words "intentionally deleted" are deleted from paragraph 6 of the Xerox Lease, and the following is substituted:

             "SECURITY DEPOSIT

             "Landlord acknowledges receipt of the sum of $100,000.00 as a deposit to secure Tenant's diligent performance of all Tenant's obligations hereunder. (a) On or about November 10 of each year during the term Landlord shall pay to Tenant interest on the said deposit together with any addition thereto (or the balance therefore from time to time outstanding) except that if Tenant is then in default hereunder such interest shall be likewise held by Landlord and shall become an additional deposit. The rate of such interest shall be the rate then paid by savings banks in the Town of Canton on their ordinary passbook accounts. (b) Tenant shall not in any event charge against the said deposit or interest thereon any amount due from Tenant. However, after the end of the
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             term, if Tenant shall have surrendered the Premises in accordance with paragraph 39 and is not otherwise in default hereunder, the said sum of $100,000.00 together with any addition thereto (or the balance thereof then remaining) shall be repaid to Tenant by Landlord.

         6. Without limiting the provisions of Paragraph 7 of the Xerox Lease, Tenant agrees at its sole expense

             a. as soon as practicable within the electrical room, (i) to extend the wallboard to the underside of the ceiling structure;
                 (ii) to frame the door opening that allows access to the firewall; and (iii) to make any and all changes to the overhead electrical wiring behind this new door suggested by City & Suburban Electric, Inc.; and

             b. not later than May 15, 2001 to make all necessary repairs to the wallboard, repaint the Premises, and, after painting, replace any missing cove moldings.

         7. Without prejudice to the provisions of paragraph 12 of the Xerox Amendment, Tenant and Amergent, Inc. jointly and severally agree at their sole expense

             a. as soon as practicable, to provide full architect's "as built" drawings showing the current internal floor plans of the Building as defined in the Xerox Lease; and

             b. at the end of the Term of this Lease Agreement, to restore the Building to the floor plan configuration that was initially submitted by Xerox Corporation and approved by Landlord insofar as Landlord in his sale discretion shall then request, it being understood that Landlord may selectively request certain restoration activity while choosing to leave other areas as is.

         8. Paragraph 15 of the Xerox Lease is deleted, and the following is substituted:

             "Tenant shall have the right with the prior written consent of Landlord, which consent shall not be unreasonably withheld, to assign this Lease or to sublease all or any portion of the Premises, but any such assignment of subletting shall not relieve Tenant of its obligations hereunder."

         9. Paragraph 33 of the Xerox Lease is amended by deleting both addresses for Tenant and substituting "ScanSoft, Inc., 9 Centennial Drive, Peabody, MA 01960."

         10. Paragraphs 5, 16 and 48 and Exhibit C of the Xerox Lease and paragraphs 4 and 16 of the Xerox Amendment are deleted.


         11. Tenant intends to request approval for three changes to the Premises discussed by Tenant with Landlord on September 19, 2000, namely (a) an expansion of the computer room area; (b) cubicle office space in the `tiled floor' area of the lower floor; and (c) construction of hard offices on the lower floor. Upon Tenant's submission of architectural drawings, prepared at Tenant's Sole expense, depicting those changes, Landlord will consider approval thereof, which shall not be unreasonably withheld. If Landlord grants approval, Tenant shall obtain the necessary municipal approvals and permits and hire a licensed contractor to implement these changes.


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         12. In entering into this Lease Agreement, Landlord has relied on financial statements as of December 31, 1999 furnished by Tenant. No later than April 15, 2001, Tenant shall furnish to Landlord audited financial statements through December 31, 2000 together with the most recent financial statements for the first quarter of calendar 2001 (collectively the "2001 financials"). If Landlord is not reasonably satisfied with Tenant's then current financial condition as shown by the 2001 Financials, Landlord may, by written notice received by Tenant not later than April 30, 2001, elect to increase the required security deposit by an amount not in excess of $300,000.00 The amount of the additional security deposit (subject to the $300,000.00 maximum) shall be at the sole discretion of the Landlord based upon its review of Tenant's financials statements. Tenant shall pay the additional security deposit to Landlord no later than May 15, 2001, and the additional deposit shall be held pursuant to paragraph 6 of the Xerox Lease (added by paragraph 5 of this Lease Agreement). Should Tenant fail to remit the additional deposit by that date, Landlord may, by written notice, elect to rescind this Lease Agreement.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement under seal as of the day and year first above written.



Witness:                                    THE JMS REALTY TRUST



                                            By: /s/ James M. Salah
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                                                 James M. Salah, Trustee


Witness:                                    SCANSOFT, INC.



                                            By: /s/  Michael Tivnan
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                                                        President



                                             And /s/ Richard Palmer
                                                 ------------------------
                                                          CFO